Exhibit 99.3

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/09	6/30/09	09/30/09	12/31/09	2009	3/31/10	6/30/10	9/30/10	12/31/10	2010
Bookings by Market

US Consumer	39,364	42,592	50,685	58,900	191,541	41,631	38,746	41,138	52,243	173,758
Worldwide Institutional	8,397	13,331	21,285	10,495	53,508	9,108	17,110	22,307	14,395	62,920
International Consumer	2,482	3,054	4,188	7,861	17,585	10,029	8,177	9,860	15,176	43,242
	50,243	58,977	76,158	77,256	262,634	60,768	64,033	73,305	81,814	279,920

YoY Growth (%)
US Consumer	39%	13%	4%	8%	13%	6%	-9%	-19%	-11%	-9%
Worldwide Institutional	70%	51%	75%	27%	56%	8%	28%	5%	37%	18%
International Consumer	15%	65%	90%	178%	94%	304%	168%	135%	93%	146%
Total	42%	22%	21%	18%	24%	21%	9%	-4%	6%	7%

% of Total Bookings
US Consumer	78%	72%	67%	76%	73%	69%	60%	56%	64%	62%
Worldwide Institutional	17%	23%	28%	14%	20%	15%	27%	30%	18%	23%
International Consumer	5%	5%	5%	10%	7%	16%	13%	14%	18%	15%
	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

US Consumer	39,348	41,899	51,254	59,255	191,756	41,407	38,748	36,902	44,516	161,573
Worldwide Institutional	8,461	11,548	11,869	11,328	43,206	11,793	14,249	14,316	14,247	54,605
International Consumer	2,475	3,013	4,093	7,728	17,309	9,814	7,651	9,708	15,517	42,690
	50,284	56,460	67,216	78,311	252,271	63,014	60,648	60,926	74,280	258,868

YoY Growth (%)
US Consumer	44%	13%	5%	8%	14%	5%	-8%	-28%	-25%	-16%
Worldwide Institutional	36%	30%	32%	35%	33%	39%	23%	21%	26%	26%
International Consumer	21%	65%	89%	168%	94%	297%	154%	137%	101%	147%
Total	41%	18%	12%	18%	20%	25%	7%	-9%	-5%	3%

% of Total Revenue
US Consumer	78%	74%	76%	76%	76%	66%	64%	61%	60%	62%
Worldwide Institutional	17%	21%	18%	14%	17%	19%	23%	23%	19%	21%
International Consumer	5%	5%	6%	10%	7%	15%	13%	16%	21%	17%
	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/09	6/30/09	09/30/09	12/31/09	2009	3/31/10	6/30/10	9/30/10	12/31/10	2010
Global Consumer Revenue by Channel

DTC	24,946	26,355	29,408	35,080	115,789	31,025	25,142	27,500	34,497	118,164
Kiosk	8,222	9,316	9,832	13,195	40,565	9,391	8,683	7,392	9,533	34,999
Global Retail	8,655	9,241	16,107	18,708	52,711	10,805	12,574	11,718	16,003	51,100
	41,823	44,912	55,347	66,983	209,065	51,221	46,399	46,610	60,033	204,263

YoY Growth (%)
DTC	32%	27%	10%	15%	20%	24%	-5%	-6%	-2%	2%
Kiosk	34%	16%	-2%	9%	12%	14%	-7%	-25%	-28%	-14%
Global Retail	102%	-9%	14%	22%	20%	25%	36%	-27%	-14%	-3%
	42%	16%	9%	16%	18%	22%	3%	-16%	-10%	-2%

% Revenue by Channel
DTC	59%	59%	53%	52%	55%	61%	54%	59%	57%	58%
Kiosk	20%	21%	18%	20%	20%	18%	19%	16%	16%	17%
Global Retail	21%	20%	29%	28%	25%	21%	27%	25%	27%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Unit Metrics(1)
Consumer unit volume (in thousands)	120.3	124.1	156.7	195.6	596.7	132.1	120.0	128.3	173.4	553.8
Average Net Revenue per Unit	$348	$368	$350	$341	$350	$391	$391	$397	$389	$392

YoY Unit Metrics Growth (%)
Consumer unit volume	9%	-9%	-2%	12%	3%	10%	-3%	-18%	-11%	-7%
Consumer average sales price per unit	26%	27%	10%	4%	14%	12%	6%	14%	14%	12%

# of Kiosks (end of period)
US	154	172	207	201	201	190	186	180	173	173
Europe	3	6	10	9	9	9	10	13	15	15
Asia Pacific	4	5	7	32	32	41	50	64	71	71
Total # of Kiosks (end of period)	161	183	224	242	242	240	246	257	259	259

(1)  Unit metrics have been adjusted from prior presentations to reflect the reclassification of home-school sales from the institutional channel to the consumer channels.